[Free Translation from Hebrew]

Employment Agreement

Entered into and signed in Israel on June 30, 2010

Between:                      Xfone, Inc.
Company no. C23688-2000
11 Rabbi Akiva Str., Modi'in Ilit
(the “Company”)
of the First Part;
And:                      Guy Nissenson
ID no. 031877681
73 Kdoshey Hashoa Str., Herzliya Pituach
(the “Manager”)
of the Second Part;

Whereas	the Company is a public company incorporated in the state of Nevada, U.S., whose shares are traded on NYSE Amex LLC and on the Tel Aviv Stock Exchange Ltd.; and

Whereas
the Company is a management and holding company, operating via subsidiaries engaged in telecommunication, the main and most significant of whose activity as aforesaid is outside of the borders of the State of Israel; and

Whereas	the Manager is a resident of Israel and a shareholder in the Company; the Manager acts in the Company as a director, President and CEO since the day of its founding; and

Whereas
in addition, the Manager provides to the Company, as an independent contractor, consulting services, which are provided outside of the borders of the State of Israel and constitute the main and most significant part of the Manager’s action and activity in connection with the Company and its businesses, and this in accordance with the consulting agreement that was entered into by and between the parties on March 28, 2007, (said consulting agreement, including any amendment that was and/or shall be made therein, shall be referred to hereinafter as the “Consulting Agreement”); and

Whereas	the Parties wish to set forth in this Agreement the Manager’s terms of employment by the Company in the office of the Company’s President and CEO, and all as specified in this Agreement below;

Now, Therefore, it was stipulated and agreed between the Parties as follows:

1.	General

1.1.	The preamble to this Agreement constitutes an integral part hereof.

1.2.	The section headings in this Agreement are for the convenience of reading and purposes of reference only and shall not use for the interpretation of this Agreement.

2.	The Manager’s Office

2.1.	Pursuant to this Agreement, the Manager shall be employed by the Company in the office of the Company’s President and CEO (the “Office”).

2.2.
The Office shall include, inter alia, general responsibility and oversight on the businesses and operations of the Company (including subsidiaries), strategic planning, business development, mergers and acquisitions, capital raising and investors relations during the Manager’s stay in the State of Israel.

2.3.
The time that shall be dedicated to the performance of the Office pursuant to this Agreement shall be determined by the Manager in consideration of the Company’s interest and needs, as they shall be from time to time, and in any case subject to the Manager’s undertakings vis-à-vis the Company pursuant to the Consulting Agreement.

2.4.
In the framework of the Office, the Manager shall be subject to the Company’s Board of Directors (the “Board of Directors”) and act in accordance with the instructions thereof, as they shall be from time to time.

2.5.
The Manager shall perform any additional and/or alternative office for the Company, as shall be imposed thereof by the Board of Directors, which falls within his skills and qualifications, provided it shall not derogate from the conditions of his work, status and salary.

2.6.
Since the Office requires a special level of personal trust and the Company has no ability to supervise the Manager’s work and rest hours in his Office, the employment of the Manager by the Company pursuant to this Agreement shall not be subject to the provisions of the Work and Rest Hours Law, 5711-1951, and therefore the Manager shall not be entitled for the payment of compensation for working overtime and/or on holidays and the salary (as defined below) includes payment for vacation pay under the Annual Vacation Law, 5711-1951.

3.	Manager’s Representations and Undertakings

3.1.
The Manager represents that he has the qualifications, skills, know-how, experience and ability to perform the Office pursuant to this Agreement and that there is no legal or other impediment for his employment by the Company under this Agreement. Without derogating from the generality of the provisions of this section, the Manager represents that the engagement with the Company in this Agreement and the undertakings to perform the Office pursuant to the provisions of this Agreement constitute no breach of his undertaking vis-à-vis any third parties whatsoever.

3.2.
The Manager undertakes to perform the Office with devotion and loyalty. Without derogating from the generality of the provisions of this section, the Manager shall be loyal to the Company and refrain from any act and/or omission that may harm the Company and/or the Company’s subsidiaries and/or their reputation and/or cause them damage in any way whatsoever.

3.3.
The Manager undertakes to deliver to the Company any information in his possession that may promote the Company’s affairs and/or be useful thereto, immediately upon such information’s coming to his knowledge.

3.4.
The Manager undertakes not to receive, whether in person or by another person on his behalf, directly or indirectly, any payment or benefit whatsoever from customers and/or suppliers of the Company and/or any other person with whom he shall come into contact in the context of performance of the Office, unless he received the approval of the Board of Directors therefor.

3.5.
The Manager undertakes to notify the Company in writing, immediately and without delay, of any matter or subject, with respect to which he has a personal interest and which may create a conflict of interests with his work and/or his Office in the Company, as well as of any transaction or matter of the Company from which he and/or any person affiliated with him may gain any benefit whatsoever. The aforesaid notice obligation shall not apply to matters specified in public filings on behalf of the Company or the Manager.

3.6.
The Manager undertakes to execute a letter of undertaking to maintain confidentiality, non-competition, non-engagement in another occupation and protection of intellectual property rights in the Company’s standard form.

4.	Compensation

In consideration for the performance of the Office and the other undertakings of the Manager hereunder, the Manager’s salary shall be as follows:

4.1.	U.S.$6,500 gross per month (the “Salary”). The Salary also includes payment for annual vacation and convalescence pay.

4.2.
The Company shall deduct from the Salary income tax, national insurance, health tax, contributions to the Pension Plan (as this term is defined below), contributions for an continuing education fund (as this term is defined below) and any other deduction that it shall be required to pay by any law.

4.3.	The Salary for each calendar month shall be paid to the Manager no later than on the 9th day of the next calendar month.

4.4.
Except for the Salary and the conditions and benefits that are explicitly specified in this Agreement, the Manager shall not be entitled to any compensation and/or additional payment under this Agreement for the performance of the Office.

5.	Pension Plan

5.1.
Subject to the legal limitations resulting from the Manager’s status in the Company (if and to the extent any exist or shall exist), the Company shall make monthly contributions to a managers insurance policy or pension fund (the “Pension Plan”), at the Manager’s choice, in the sum equal to 5% of the Salary for provident contributions and in the sum equal to 8.333% of the Salary on account of severance pay. The Company shall also make a contribution in the sum equal to 2.5% of the Salary for loss of ability to work. The Company shall deduct 5% of the Manager’s Salary for providence payments and remit this sum to the Pension Plan.

5.2.	The Pension Plan shall be owned by the Company, whereas the Manager shall be the beneficiary thereunder.

5.3.
If the employment relations between the Manager and the Company are terminated in the circumstances set forth in Section 10.5 below, the Manager shall receive the sums accrued to his credit in the Pension Plan on account of the Manager’s provident provisions only, whereas the Company’s contributions accrued for providence payments (principal + yield) and the Company’s contributions accrued for severance pay (principal + yield) shall be returned to the Company.

5.4.
At end of the Manager’s employment in the Company, except for the circumstances set forth in Section 10.5 below (in which case the provisions of Section 5.3 shall apply), the Company, the Company shall release for the Manager’s benefit the monies accrued to his credit in the Pension Plan for providence payments.

6.	Continuing Education Fund

6.1.
The Company shall make monthly contributions to a continuing education fund (the “Education Fund”) in the sum equal to 7.5% of the Salary and shall also deduct from the Salary the sum equal to 2.5% of the Salary and remit this sum to the Education Fund.

6.2.	The Company’s contributions to the Education Fund shall be up to the cap recognized by the income tax authorities in Israel.

6.3.
At the end of the Manager’s employment in the Company, except for the circumstances set forth in Section 10.5 below, the Manager shall receive the sums accrued to his credit in the Education Fund. If the Manager is terminated in the circumstances set forth in Section 10.5 below, the Manager shall receive the sums accrued in the Education Fund for the Manager’s provisions only, whereas the sums accrued in the Education Fund for the Company’s contributions  (principal + yield) shall be returned to the Company.

7.	Company’s Car

7.1.
The Company shall put at the Manager’s disposal a car that suits the needs of his work (Group 7) and bear all of the expenses involved in the use of the car (licensing, insurance, fuel, repairs and so forth) (hereinafter: the “Car”).

7.2.
The Manager shall ensure the suitable maintenance of the Car and use the Car carefully, reasonably and all in accordance with the Company’s instructions and regulations, as they shall be applicable and updated from time to time.

7.3.
Income tax for the value of the use of the Car shall apply to the Company, such that the income tax for the value of the use of the Car shall be paid by the Manager and deducted from his Salary and the Company shall gross-up this sum in full.

7.4.
The Manager shall be personally liable for the payment of co-payment in the event of an accident or theft of the Car as well as for the payment of any traffic or parking or other tickets imposed on and/or due to the Car, and all pursuant to the Company’s regulations, as they shall be applicable and updated from time to time. If the Manager does not pay the co-insurance and/or tickets as aforesaid, the Company may pay the sum of the co-insurance and/or tickets and the Manager hereby gives the Company an irreversible instruction to deduct these sums from any sum due to the Manager from the Company.

8.	Sick Pay

8.1.	The Manager shall be entitled for the payment of sick pay pursuant to the provisions of the Sick Pay Law, 5736-1976.

9.	Related Terms

9.1.
The Manager shall receive for his use a cellular phone and the Company shall bear the payment of the cellular phone bill. The income tax for the value of the use of the cellular phone shall apply to the Company such that the income tax for the value of the use of the cellular phone shall be paid by the Manager and deducted from his Salary and the Company shall gross-up this sum in full.

9.2.
The Manager shall be reimbursed for reasonable expenses that he shall incur for the performance of and during the Office, and this against submittal of the invoices for the aforesaid expenses to the Company.

9.3.	The Manager shall be entitled to undergo “medical survey” examinations, once a year, at the Company’s expense.

10.	Employment Period and Termination of the Agreement

10.1.
The initial employment period under this Agreement is from April 1, 2010, to March 31, 2015, (the “Initial Employment Period”). The term of this Agreement shall be extended automatically for additional periods of 3 years each (the “Additional Employment Periods”)

10.2.
Notwithstanding the provisions of Section 10.1, each of the parties shall be entitled to terminate the automatic extension as aforesaid and thereby to terminate the employment relations and the term of this Agreement, for any reason whatsoever, and this by giving a written notice delivered to the other party at least 6 months prior to: (a) the expiration of the Initial Employment Period, or (b) the expiration of any of the Additional Employment Periods.

Notwithstanding the aforesaid provisions in this Section 10.2, as long as the Manager controls, directly and/or indirectly, including with others and/or pursuant to a proxy, 15% or more of the voting rights attached to the Company’s ordinary shares, then, if the Company elects to exercise its right as aforesaid in this Section 10.2, it shall be required to give the Manager an advance notice of at least 12 months.

10.3.
Notwithstanding all of the aforesaid, the Manager shall be entitled to terminate this Agreement and thereby to terminate the employment relation, for any reason whatsoever and at any time, including during the Initial Employment Period, and this by giving a written notice that shall be delivered to the Company at least 8 months prior to the date of the aforesaid termination

10.4.
Both in the case of termination and in the case of resignation, the Company may, at its sole discretion, waive the Manager’s actual work during the advanced-notice period, in whole or in part, and it may also terminate the employment relations immediately, provided that it shall pay the Manager the payment in lieu of advance notice, in the sum equal to the Salary in addition to the value of all of the social and related benefits set forth in this Agreement, which would have been due to the Manager had he worked during the advance-notice period.

10.5.
Notwithstanding all of the aforesaid in this Section 10, in such circumstances, where under the Israeli law an employee may be denied the payment of severance and/or advanced notice pay, in whole or in part, as well as in the case of a fundamental breach of the provisions hereof, the Company may terminate this Agreement immediately without being under the obligation to pay the Manager a payment in lieu of advance notice, severance pay or any other payment.

10.6.
If the Manager is terminated, in the circumstances described in section 10.5 above, or resigns from his employment in the Company, the Company shall release the monies accrued to the Manager’s credit on account of severance pay in the Pension Plan (principal + yield) and pay the Manager the difference (if any) between the sum of the pay due to the Manager pursuant to the provisions of the Severance Pay Law, 5723-1963, and the sum accrued to the Manager’s credit on account of severance pay in the Pension Plan (principal + yield).

10.7.
The Manager undertakes that during the advanced-notice period he shall pass his Office in an orderly fashion to his substitute or to any other person as instructed by the Company, and he shall hand-over to the Company all of the documents, information, equipment and materials that shall have come to his possession and/or prepared by him in connection with his work in the Company and he shall keep in his possession no copy of these documents. The Manager shall have no lien in no document, asset, equipment or information that shall have come into his possession during the period of or due to his work in the Company.

11.	Non-Application of Previous Representations and Undertakings; The Consulting Agreement and its Status

11.1.
Any representation or undertaking made in connection with the Office prior to the entering into this Agreement (if any), whether orally or in writing, which are not specifically reflected in this Agreement, shall not supplement to, derogate from or modify the undertakings and rights set forth in or resulting from this Agreement.

11.2.
The provisions of this Agreement shall not derogate from and/or modify the Consulting Agreement. Without derogating from the generality of the aforesaid, it is hereby clarified that the provisions of Section 4.4 above do not derogate from the Manager’s rights to receive from the Company consulting fees, bonuses, reimbursement of expenses, options and any other payments and/or benefits pursuant to the Consulting Agreement and/or the decisions of the Board of Directors.

11.3.
The Manager represents and acknowledges that the consulting services that he provides to the Company in the framework of the Consulting Agreement are provided by him as an independent contractor and that no employment relations exist between him and the Company pursuant to the Consulting Agreement.

12.	Miscellaneous

12.1.	This Agreement was approved by the Company’s Board of Directors, in accordance with the recommendations of the Company’s Audit Committee and Compensation Committee.

12.2.	The terms of the engagement as aforesaid in this Agreement are personal.

12.3.
The Manager’s terms of employment in the Office shall be as set forth in this Agreement only and the agreements, arrangements and customs presently or in the future applying in the relations between the Company and its other managers shall not apply, unless and insofar as it is explicitly so provided in this Agreement.

12.4.	Any modification and/or abrogation of any of the provisions of this Agreement shall be made only by a written document, which shall be signed by both Parties.

12.5.
The Company may assign its rights and undertakings under this Agreement, including its rights in the Manager’s work products, provided that the Manager’s rights under this Agreement are not prejudiced.

12.6.
This Agreement shall be governed by the laws of the State of Israel only. The exclusive jurisdiction with respect to this Agreement (including its existence, breach and interpretation) shall lie with the competent courts and/or labor tribunals in the Tel-Aviv-Jaffa district, Israel.

12.7.
Any notices under this Agreement shall be in writing and delivered personally or sent by fax or mail according to the addresses indicated in the preamble hereto, and shall be deemed as delivered to the addressee 3 business days after the delivery per mail, 24 hours after the personal delivery or 24 hours after the fax transmission, provided that the notice is accompanied by a telephone notice of the fax transmission and that the fax transmission shall have a receipt confirmation from the fax machine.

12.8.	The addresses of the Parties for the purpose of this Agreement are as specified in the preamble hereto.

In witness whereof, the parties have hereunto set their hands:

_____________________________                                          ____________________________
The Company                                                                                     The Manager